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                                  EXHIBIT 10.28

                              SEPARATION AGREEMENT
                               GREGORY H. CHESKIN

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                                                                   EXHIBIT 10.28

                              SEPARATION AGREEMENT


         AGREEMENT made as of the 7th day of October, 1996, by and between Belding Heminway Company, Inc., a corporation, having its principal office at 1430 Broadway, New York, New York 10018 (the "Company"), by itself and on behalf of all of its subsidiaries and affiliates ("Company Affiliates") and Gregory H. Cheskin, ("Employee"), an individual residing at 31 Parkfield Road, Scarsdale, New York 10583.

                               W I T N E S E T H :

         WHEREAS, Employee has been employed by the Company as President and Chief Executive Officer pursuant to a letter agreement dated July 21, 1993 (the "Letter Agreement").

         WHEREAS, the Company and Employee have agreed upon the terms of Employee's separation from employment as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, it is hereby agreed by and between the Company and Employee as follows:


         1. Amicable Agreement. Employee and the Company agree that the current relationship between Employee and the Company should be amicably terminated and that the terms and conditions of the separation which are specified in this agreement are fair and equitable, that the Company has appreciated and appreciates the skill, ability, dedication and integrity of Employee, that Employee has appreciated and appreciates the skill, ability, dedication and integrity of the Company as a whole and of his subordinates, superiors and peers within the Company, and that the decision to change Employee's employment relationship is without rancor on either side. Employee shall not make any derogatory comment concerning the Company or Company Affiliates or any of their current or former officers, directors or employees, which results, or is reasonably expected to result, in any material adverse effect on the business or reputation of any such entity or person. The Company and Affiliates shall not make any derogatory comment concerning Employee which results, or is reasonably expected to result, in any material adverse effect on the business or reputation of Employee.

         2. Resignation. Employee resigns as President and Chief Executive Officer of the Company, as a member of the Board of Directors of the Company and of all Company Affiliates, as a trustee of any and all employee benefit plans of the Company and all Company Affiliates, and as an officer of any and all Company Affiliates, effective as of the close of business on October 8,
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1996 (the "Resignation Date"). Employee shall, however, continue to serve as an employee of the Company until October 8, 1997, at an annual compensation rate of three hundred thousand dollars ($300,000) per year, payable in monthly installments. Employee shall perform such reasonable duties as may be assigned to him from time to time by the Board of Directors of the Company. If Employee becomes employed by another employer prior to October 8, 1997, his employment hereunder will nevertheless continue to October 8, 1997. The Company agrees that Employee will not be terminated during this period unless he takes action which the Board of Directors of the Company determines to be injurious to the best interests of the Company.

         3. Company Payments and other Obligations.

                  (a) Except as provided herein, the Company shall have no obligation to make any further payment to Employee (including without limitation salary, vacation pay, severance pay, executive incentive plan bonuses or any other bonuses, performance incentive award plan payments, stock option awards, pension contributions or payments) and shall have no obligation to provide Employee with any fringe benefits (including without limitation life insurance, dental insurance, health and medical insurance, and disability protection), an office or other amenities. The Company does, however, specifically agree that it will provide Employee with the following perquisites through October 7, 1997:
(i) four weeks paid vacation; (ii) use of a late model automobile, plus expenses, plus additional amounts required for taxes payable with respect to such car; (iii) reimbursement for expenses incurred for the cost of financial planning and tax preparation, such cost not to exceed five thousand dollars ($5,000) per annum; (iv) initiation fees payable for one lunch club of Employee's choosing; and (iv) such other perquisites as are customarily provided to senior officers of the Company. The Company will also continue to cover Employee under its medical, dental, life , disability and 401(k) plans (including a non-qualified 401(k) plan to the extent such a plan is available for other executives) through October 7, 1997.In addition, (i) the Company will make available to Employee, at the Company's expense, the Key Executive Outplacement Program offered by Right Associates, (ii) the Company will pay Employee his accrued vacation pay through the Resignation Date, (iii) in the sole discretion of the Compensation Committee of the Board of Directors of the Company, Employee may be paid all or a portion of his pro-rata share, if any, of any bonus earned through the Resignation Date, (iv) the shares of restricted stock of the Company which Employee purchased under the two stock purchase agreements dated December 17, 1993 and March 21, 1994, shall continue to vest at the dates set forth in the respective Stock Purchase Agreements, and the other provisions of the Stock Purchase Agreements shall continue to apply in accordance with their terms, as if there had been no termination of employment, except that the phrase "Termination Event" as to Employee shall be amended to mean "death"
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in such Agreements, but only so long as no Injurious Action (as hereinafter defined) occurs, and (v) the stock options granted to Employee under the amended and restated stock option agreement dated June 28, 1995 (the "Stock Option Agreement") shall become exercisable at the dates set forth in the Stock Option Agreement, and thereafter in accordance with the terms of the Stock Option Agreement, as if there had been no termination of employment; provided, that if, on or after October 8, 1996, Employee takes any action which the Board of Directors of the Company determines to be injurious to the best interests of the Company ("Injurious Action"), no further shares of restricted stock shall thereafter vest under the Stock Purchase Agreements and no further stock options shall thereafter become exercisable under the Stock Option Agreement, but only if such determination is made by the Board of Directors prior to a Change of Control (as defined in the Incentive Compensation Agreement referred to in Paragraph 3(b) hereof). The Company shall also reimburse Employee for his legal expenses incurred in negotiating this Agreement, but not to exceed $4,000.

                  (b) Except as otherwise specified herein, this Separation Agreement supersedes the Letter Agreement. In addition, no further contributions or credits shall be made under the Incentive Compensation Agreement between the Company and Employee dated as of July 21, 1994 or the "rabbi trust" created as a part thereof on or after the Resignation Date. However, the other provisions of said Incentive Compensation Agreement and the "rabbi trust" shall continue to apply in accordance with their terms.

                  (c) Notwithstanding anything to the contrary contained in this Separation Agreement, if Employee dies prior to October 1, 1997, any compensation which Employee was entitled to receive as an employee of the Company at the time of his death, shall continue to be paid to his designated beneficiary (or to his estate if no beneficiary has been designated who survives Employee) until October 1, 1997.

         4. Releases.

                  (a) Employee agrees that, except as provided herein, he hereby waives any right to employment, reinstatement or reemployment with the Company or any Company Affiliate and specifically agrees that he will not apply for same.

                  (b) Employee acknowledges and agrees that he is fully aware that there are various federal, state and municipal laws which prohibit employment discrimination based on, including without limitation, the following: race, age, sex, marital status, sexual orientation, citizenship, religion, creed, national origin, military or national guard service, mental, psychological record or prior convictions, or entitlement to pension or employee benefits including retirement, pension and severance.
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                  (c) Employee also acknowledges and agrees that he fully
understands and is aware that there are federal, state and municipal agencies which enforce and administer these laws and ensure their enforcement.

                  (d) In consideration of the payments and other undertakings of the Company and the undertakings of Employee, described in this Separation Agreement, and other good and sufficient consideration provided by the parties, the receipt of which is hereby acknowledged, Employee hereby, for himself, his heirs, legal representatives, successors and assigns, releases and discharges the Company and the Company Affiliates and its and their respective officers, directors, employees, successors and assigns, and the Company and Company Affiliates hereby, for themselves, their respective successors and assigns, release and discharge Employee, his heirs, legal representatives, successors and assigns, from all actions, causes of action, suits, debts, accounts, sums of money, damages, judgments, claims and demands whatsoever, in law or in equity, known or unknown, which either hereafter can, shall or may have against the other for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including without limitation all claims arising out of or by reason of the termination of Employee's employment, except only those arising out of the performance by the Company and Company Affiliates and Employee of their respective covenants and agreements contained in this Separation Agreement and Employee's rights under all retirement, profit sharing, stock option or similar benefit plans sponsored by the Company (to the extent that such rights survive the termination of Employee's employment). Further, the Company and the Company Affiliates do not hereby release Employee from any liability which they or any of them may incur arising from or related to any act or omission on the part of Employee in his capacity as a plan administrator or trustee of any retirement plan or trust maintained by the Company or any Company Affiliate which constitutes gross negligence, fraud or willful misconduct.

                  (e) Except as otherwise stated, the releases in the foregoing
Section 4 (d) include but are not limited to releases of any rights the releasing parties may have for breach of contract (whether express, implied or oral), tort, wrongful termination, defamation, infliction of emotional distress, slander, promissory estoppel, prima facie tort, breach of the covenant of fair dealing, fraud, violation of public policy, claims for physical or emotional injury, any and all claims based on any federal, state or local laws including, without limitation, the Age Discrimination in Employment Act (29 U.S.C. '621, et seq.), the Employee Retirement Income Security Act of 1974, the Civil Rights Acts, the fair employment laws of the State of New York, and the United States and New York Constitutions or common laws.
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                  (f) Employee acknowledges (i) that he has been given the
opportunity to consult with his attorney regarding this agreement, (ii) that he fully understands this agreement and the effect of his signing it, (iii) that he has been given up to twenty-one (21) days to consider this agreement and (iv) that he may revoke this agreement within seven (7) days following the date that he signs it and that this agreement will not become effective or enforceable until after seven (7) days have expired.

         5. Confidential Information; Company Property; Nonsolicitation; Company Interests. By and in consideration of the benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, Employee agrees that:

                  (a) Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any Company Affiliate, and their respective businesses, (i) obtained by Employee during his employment by the Company or any Company Affiliates and (ii) not otherwise public knowledge (other than by reason of an unauthorized act by Employee). After termination of Employee's employment with the Company hereunder, Employee shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other governmental body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) Except as expressly provided herein, promptly following Employee's termination of employment, Employee shall return to the Company all property of the Company and all copies thereof in Employee's possession or under his control, except that Employee may retain his personal notes, diaries, Rolodexes, calendars and correspondence. No later than October 1, 1997, Employee shall return to the Company, in good condition and working order, the automobile of the Company which Employee has in his possession at a place mutually agreeable to the parties.

                  (c) During the period commencing on the date hereof through October 8, 1997, Employee will not solicit or otherwise induce any employee of the Company or any Company Affiliate to leave the employ of the Company or such Company Affiliate or to become associated, whether as an employee, officer, partner, director, consultant or otherwise, with any business organization.

                  (d) If Employee fails to comply with any of his undertakings hereunder, no further payments or benefits shall be provided to or in respect of Employee by the Company pursuant to this Separation Agreement or otherwise, and his employment may, at the discretion of the Board of Directors of the Company, be terminated.
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                  (e) The Company shall indemnify, defend and hold Employee
harmless from and against and in respect of any and all claims, losses, damages, expenses, obligations and liabilities (including accountant fees, attorneys fees and other costs of defense by Employee) in any action, suit or proceeding brought in connection with his duties and responsibilities as an officer and director of the Company, other than a claim brought by Employee against the Company, or a counterclaim by the Company against Employee.

         6. Entire Agreement. This Separation Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or altered orally.

         7. Governing Law. This Separation Agreement has been entered into in the State of New York, and the validity, interpretation and legal effect of this Separation Agreement shall be governed by the laws of the State of New York. Furthermore, any claim, dispute or disagreement which may arise must be resolved within the State of New York and in accordance with the substantive laws of the State of New York governing contracts entered into and performed within the State.

         8. Severability. The invalidity or unenforceability of any provisions of this Separation Agreement in any circumstance shall not affect the validity or enforceability of any other provision of this Separation Agreement, and except to the extent such provision is invalid or unenforceable, this Separation Agreement shall remain in full force and effect. Any provision in this Separation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent that such provision is prohibited or unenforceable, without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9. Notices. Any notice required or permitted to be given under this Separation Agreement shall be sufficient if in writing and if sent by registered mail, to his then residence in the case of Employee or to its then principal office in the case of the Company, and shall be deemed given when deposited in the United States mails, postage prepaid.

         10. Successors and Assigns. This Agreement shall be binding upon Employee, the Company, and the Company's successors and assigns.
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         Before witnesses, the parties hereto have executed this Separation
Agreement on this 8 day of October, 1996, but as of the date written at its head.



                                     BELDING HEMINWAY COMPANY, INC.


ILLEGIBLE SIGNATURE                  By: ILLEGIBLE SIGNATURE
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Witness



ILLEGIBLE SIGNATURE                      /s/ Gregory H. Cheskin
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Witness                                  Gregory H. Cheskin